Exhibit 10.29

EXECUTION COPY

CLASS A NOTE PURCHASE AGREEMENT

among

WILLIS ENGINE FUNDING LLC,

as Issuer

WILLIS LEASE FINANCE CORPORATION,

as Servicer

SHEFFIELD RECEIVABLES CORPORATION,

as Class A Note Purchaser

and

BARCLAYS BANK PLC,

as Purchaser’s Agent

dated as of September 12, 2002

i

ii

SCHEDULES

SCHEDULE 1	Address for Delivery of Payments

SCHEDULE 2	Conditions Precedent to Initial Purchase

EXHIBITS

EXHIBIT A	Form of Loan Report

iii

CLASS A NOTE PURCHASE AGREEMENT (“Class A Note Purchase Agreement”) dated as of September 12, 2002, among WILLIS ENGINE FUNDING LLC (the “Issuer”), WILLIS LEASE FINANCE CORPORATION (the “Servicer”), SHEFFIELD RECEIVABLES CORPORATION (the “Class A Note Purchaser”) and BARCLAYS BANK PLC (the “Purchaser’s Agent”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Certain Defined Terms.  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture (as defined below), as applicable.  Additionally, the following terms shall have the following meanings:

“Administration Agreement” means, the Administration Agreement dated as of September 12, 2002, among the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Affected Person” means the Purchaser’s Agent, each Owner, each Liquidity Provider, each Person providing credit support for the Class A Note Purchaser’s Commercial Paper Notes, and each of their respective Affiliates, successors and assigns.

“Base Indenture” means the Indenture dated as of September 12, 2002, between the Issuer, as issuer, and the Indenture Trustee, as indenture trustee.

“Class A Increased Costs” shall mean, with respect to any Interest Accrual Period, an amount equal to the sum of (a) the aggregate amount payable to all Affected Persons pursuant to Sections 2.08, 2.09 and 2.10 of this Agreement in respect of such Interest Accrual Period and (b) the aggregate of such amounts with respect to prior Interest Accrual Periods which remain unpaid.

“Class A Note Purchaser” means Sheffield Receivables Corporation.

“Class A Notes” means $165,343,500 initial principal amount of the Issuer’s Class A Notes dated September 12, 2002.

“Class B Notes” means $18,371,500 initial principal amount of the Issuer’s Class B Notes dated September 12, 2002.

“Class B Note Purchase Agreement” means the Class B Note Purchase Agreement, dated as of September 12, 2002, among the Issuer, the Servicer, Barclays Bank PLC and Fortis Bank (Nederland) N.V.

“Class B Note Purchasers” has the meaning specified in the Class B Note Purchase Agreement.

“Collection Date” means the date following the Termination Date on which the aggregate outstanding Class A Note Principal Balance has been reduced to zero, the Class A Note Purchaser has received all Interest and other amounts due to the Class A Note Purchaser in connection with this Agreement and the Purchaser’s Agent has received all amounts due to it in connection with this Agreement.

“Commercial Paper Notes” means any commercial paper notes issued by the Class A Note Purchaser.

“Commitment Termination Date” means September 11, 2003 or such later date to which the Commitment Termination Date may be extended (if extended) in the sole discretion of the Class A Note Purchaser in accordance with the terms of Section 2.03(b) hereof.

“Deal Documents” means the Series 2002-1 Transaction Documents and each other document, agreement, certificate, schedule or other writing entered into or delivered in connection with the foregoing, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

“Dollars” or “$” means the lawful currency of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” has the meaning specified in Section 2.10(a) hereof.

“Federal Bankruptcy Code” means the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

“Funding” means a funding by a Class A Note Purchaser of a Loan to the Issuer pursuant to Article II.

“Funding Date” means as to the initial Funding, the Closing Date, and as to any Incremental Funding, any Business Day that is (i) at least one (1) calendar week following the immediately preceding Funding Date and (ii) two (2) Business Days immediately following the receipt by the Purchaser’s Agent of a written request by the Issuer to obtain a Loan, such notice to be in the form of Exhibit A hereto and to conform to requirements of Section 3.02 hereof.

“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise by any of the foregoing.

“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

“Increased Costs” has the meaning specified in Section 2.08 hereof.

“Incremental Funding” means any Funding that increases the aggregate outstanding Class A Note Principal Balance.

“Indemnified Party” has the meaning specified in Section 8.01 hereof.

“Indenture” means the Base Indenture, as supplemented by the Indenture Supplement, as the same may be amended and supplemented from time to time.

“Indenture Supplement” means the Series 2002-1 Supplement dated as of September 12, 2002, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” means The Bank of New York, as trustee under the Indenture.

“Interpretation” as used in Sections 2.08 and 2.09 hereof with respect to any law or regulation means the interpretation or application of such law or regulation by any governmental authority (including, without limitation, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government), central bank, accounting standards board, financial services industry advisory body or any comparable entity.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended.

“Issuer” means Willis Engine Funding LLC, a Delaware limited liability company.

“Issuer Documents” has the meaning specified in Section 4.01(ii) hereof.

“Liquidity Agreement” means the Revolving Asset Purchase Agreement dated as of September 12, 2002, among the Class A Note Purchaser, the Purchaser’s Agent and the additional Sheffield Purchasers, if any, named therein, as the same may be amended, supplemented or otherwise modified from time to time.

“Liquidity Providers” means the banks at any time party to the Liquidity Agreement.

“Loan Request” means any request by the Issuer pursuant to Section 2.04(b) and in the form of Exhibit A.

“Losses” has the meaning specified in Section 8.01 hereof.

“Notes” means the Class A Notes and the Class B Notes.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment or deposit required to be made hereunder, under the Indenture or from the execution, delivery or registration of, or otherwise with respect to, any of the foregoing.

“Owner” shall mean the Class A Note Purchaser and each other Person (including a participant to the extent of its undivided interest) that has purchased, or has entered into a commitment to purchase, the Class A Note, or an interest therein, from the Class A Note Purchaser whether pursuant to a Liquidity Agreement or otherwise.

“Purchase” means the initial purchase by the Class A Note Purchaser of the Class A Note from the Issuer.

“Purchaser” means the Class A Note Purchaser.

“Purchaser’s Agent” means Barclays Bank PLC.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Section 2.10(a) Amount” has the meaning specified in Section 2.10(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means Willis Lease Finance Corporation.

“Sheffield Owners” means the Class A Note Purchaser and the Sheffield Purchasers.

“Sheffield Purchasers” means each of the purchasers from time to time party to the Liquidity Agreement.

“Taxes” has the meaning specified in Section 2.10(a) hereof.

“Termination Date” means the earliest of (a) the date of the occurrence of an Early Amortization Event and (b) the Commitment Termination Date.

“Third Party Claim” has the meaning specified in Section 8.02 hereof.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

“United States” means the United States of America.

“WLFC Documents” has the meaning specified in Section 4.02(i) hereof.

SECTION 1.02.  Other Definitional Provisions.

(a)           All terms defined in this Class A Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, have the meanings assigned to them in accordance with generally accepted accounting principles in the United States.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Class A Note Purchase Agreement shall refer to this Class A Note Purchase Agreement as a whole and not to any particular provision of this Class A Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Class A Note Purchase Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Class A Note Purchase Agreement unless otherwise specified.

ARTICLE II

PURCHASE AND SALE

SECTION 2.01.  Sale and Delivery of the Class A Notes.  In reliance on the representations, warranties and agreements set forth in this Agreement and subject to the terms and conditions herein set forth, the Issuer agrees to sell, transfer and deliver to the Purchaser’s Agent on behalf of the Class A Note Purchaser on the Closing Date, the Class A Note with a maximum principal amount of $180,000,000, which Class A Note shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of the Purchaser’s Agent on behalf of the Class A Note Purchaser.  The actual outstanding principal balance of the Class A Note will be increased and decreased from time to time in accordance with the terms hereof and of the Indenture Supplement.  The Class A Note will be delivered to the Purchaser’s Agent against payment of the amount of the Loan related to the initial Funding made pursuant to Section 2.04.

SECTION 2.02.  Acceptance and Custody of Series 2002-1 Class A Note.  On the Closing Date, the Purchaser’s Agent shall take delivery of the Class A Note and maintain custody thereof on behalf of the Class A Note Purchaser.

SECTION 2.03.  Funding of Loans.

(a)           On the terms and conditions hereinafter set forth, the Issuer may, at its option, request Loans from the Class A Note Purchaser.  The Purchaser’s Agent may act on behalf of and for the benefit of the Class A Note Purchaser in this regard.  The Class A Note Purchaser shall fund Loans from time to time during the period from the date hereof to but not including the Termination Date; provided, however, that no Loan shall be funded under this Agreement unless on the applicable Funding Date a Loan is funded under the Class B Note

Purchase Agreement in an amount that is one-ninth (1/9) the amount of the Loan funded under this Agreement.  Under no circumstances shall the Class A Note Purchaser fund any Loan if after giving effect to such Funding or Incremental Funding, the aggregate Class A Note Principal Balance outstanding hereunder would (i) exceed the Class A Note Commitment or (ii) exceed the product of (y) nine (9) and (z) the aggregate Class B Note Principal Balance outstanding under the Class B Note Purchase Agreement after giving effect to the Funding or Incremental Funding made thereunder on the same date.

(b)           The Issuer may, within 60 days, but no later than 45 days, prior to the then existing Commitment Termination Date, by written notice to the Purchaser’s Agent, make written request for the Class A Note Purchaser to extend the Commitment Termination Date for an additional period of 364 days.  The Purchaser’s Agent will give prompt notice to the Class A Note Purchaser and the Class B Note Purchasers of its receipt of such request for extension of the Commitment Termination Date.  The Class A Note Purchaser shall make a determination, in its sole discretion and after a full credit review, not more than 30 days and not less than 15 days prior to the then applicable Commitment Termination Date as to whether or not it will agree to extend the Commitment Termination Date; provided, however, that the failure of the Class A Note Purchaser to make a timely response to the Issuer’s request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by the Class A Note Purchaser to extend the Commitment Termination Date.  It shall be a condition to the extension of the Commitment Termination Date that the commitment under the Class B Note Purchase Agreement be extended to the same date.

SECTION 2.04.  The Initial Funding and Incremental Fundings.

(a)           The Class A Notes shall bear interest at the applicable Interest Rate as provided in the Indenture.  Subject to the conditions described in Sections 2.03, 3.01 and 3.02, as applicable, the initial Funding and each Incremental Funding shall be made in accordance with the procedures described in Section 2.04(b).

(b)           The initial Funding and each Incremental Funding shall be made, after receipt by the Class A Note Purchaser of a Loan Request delivered by the Issuer to the Purchaser’s Agent at least two Business Days prior to such proposed Funding Date and each such notice shall specify (i) the aggregate amount of such initial Funding or Incremental Funding which amount must satisfy the applicable minimum requirement set forth in the following sentence and (ii) the date of such Funding or Incremental Funding.  The Issuer shall deliver no more than two such notices in any calendar month, and each amount specified in any such notice must satisfy the following minimum requirements, as applicable, as a condition to the related Funding:  (i) the initial Funding shall be in an amount equal to $4,500,000 or an integral multiple of $9,000 in excess thereof; (ii) each Incremental Funding hereunder shall be in an amount equal to $900,000 or an integral multiple of $9,000 in excess thereof; provided, however, that if such Incremental Funding is to be made hereunder at a time when there are no outstanding Commercial Paper Notes issued in respect of a Funding of $4,500,000 or an integral multiple of $9,000 in excess thereof, then such Incremental Funding shall be in an amount equal to $4,500,000 or an integral multiple of $9,000 in excess thereof.  Each notice delivered by the Issuer pursuant to this Section 2.04 shall be irrevocable.  Following receipt of such notice, the initial Funding or Incremental Funding will be made by the Class A Note Purchaser.  On the date of such Funding or Incremental Funding, as the case may be, the Class A Note Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Issuer by wire transfer in immediately available funds, at such bank or other location reasonably designated by Issuer in its Loan Request given pursuant to this Section 2.04(b), an amount equal to the amount of such Loan related to such initial Funding or Incremental Funding, as the case may be.  Notwithstanding any other provision of this Section 2.04(b), following the consummation of the Term Securitization, the Class A Note Purchaser shall not be obligated to fund a Loan under this Agreement and the Series 2002-1 Supplement until the Issuer and the Class A Note Purchaser have agreed in writing regarding the Spread for such Loan.

SECTION 2.05.  Reduction of the Class A Maximum Limit.  The Issuer may, upon at least five Business Days’ notice to the Purchaser’s Agent, terminate in whole or reduce in part the portion of the Class A Maximum Limit that exceeds the sum of the aggregate Class A Note Principal Balance and interest accrued and to accrue thereon through the date of payment; provided, however, that each partial reduction of the Class A Maximum Limit shall be in an aggregate amount equal to $900,000 or an integral multiple thereof; and provided further, however, that each partial reduction of the Class A Maximum Limit shall be accompanied by a partial reduction of the Class B Maximum Limit under the Class B Note Purchase Agreement in an amount equal to one-ninth (1/9) the amount of the partial reduction hereunder.  Each notice of reduction or termination pursuant to this Section 2.05 shall be irrevocable.

SECTION 2.06.  Determination of Interest.  The Purchaser’s Agent shall determine the Interest (including unpaid Interest, if any, due and payable on a prior Payment Date) on the Class A Notes to be paid on each Payment Date for the applicable Interest Accrual Period and shall advise the Issuer and the Indenture Trustee thereof prior to 2:00 p.m. (New York City time) on the related Determination Date.

SECTION 2.07.  Payments, Computations, Etc.

(a)           Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Issuer or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds to an account maintained by the Purchaser’s Agent as shown on Schedule 1 hereto, or such other account designated from time to time by the Purchaser’s Agent.  The Issuer shall, to the extent permitted by law, pay to the Class A Note Purchaser Default Interest at the Overdue Rate as provided in the Indenture; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.  All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(b)           Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest or any fee payable hereunder, as the case may be.

(c)           If any Funding or Incremental Funding requested by the Issuer and approved by the Class A Note Purchaser pursuant to Section 2.04, is not, for any reason whatsoever related to a default or nonperformance by the Issuer, made or effectuated, as the case may be, on the date specified therefor, the Issuer shall indemnify the Class A Note Purchaser against any reasonable loss, cost or expense incurred by the Class A Note Purchaser, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Class A Note Purchaser to fund or maintain such Funding or Incremental Funding, as the case may be, during such Interest Accrual Period.

SECTION 2.08.  Increased Costs.  If due to the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the Interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority after the date hereof reflecting such change, there shall be an increase in the cost to an Affected Person of making or maintaining any investment in the Class A Note or any interest therein or of agreeing to purchase or invest in the Class A Note or any interest therein, as the case may be (other than by reason of any Interpretation of or introduction of or change in laws or regulations relating to Taxes or Excluded Taxes), such Affected Person shall promptly submit to the Issuer, the Servicer and, if such Person is not the Purchaser’s Agent, the Purchaser’s Agent, a certificate setting forth in reasonable detail, the calculation of such increased costs incurred by such Affected Person.  In determining such amount, such Affected Person may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type.  The amount of increased costs set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Class A Increased Costs for the Interest Accrual Period immediately succeeding the date on which such certificate was delivered (or if such certificate was delivered during the last Interest Accrual Period, for such last Interest Accrual Period) and to the extent remaining outstanding, each Interest Accrual Period thereafter until paid in full.  The Purchaser’s Agent, out of amounts received by it in respect of Class A Increased Costs for Affected Persons for any Interest Accrual Period, shall pay such increased costs to such Affected Persons; provided, however, that if the amount so distributable in respect of the Class A Increased Costs is less than the aggregate amount payable to all such Affected Persons pursuant to Sections 2.08, 2.09 and 2.10 hereof, the resulting shortfall shall be allocated among such Affected Persons on a pro rata basis (determined by the amount owed to each).

SECTION 2.09.  Increased Capital.  If the introduction of or any change in or in the Interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other governmental authority reflecting such change after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Affected Person, and such Affected Person determines that the amount of such capital is increased as a result of (i) the existence of the Class A Note Purchaser’s agreement to make or maintain an investment in the Class A Note or any interest therein and other similar agreements or facilities, or (ii) the existence of any agreement by Affected Persons to make or maintain an investment in the Class A Note or any interest therein or to fund any such investment and any other commitments of the same type, such Affected Person shall promptly submit to the Issuer, the Servicer and, if such Person is not the Purchaser’s Agent, the Purchaser’s Agent, a certificate setting forth in reasonable detail, the calculation of the additional amounts required to compensate such Affected Person in light of such circumstances.  In determining such amount, such Affected Person may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type.  The amount set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Class A Increased Costs for the Interest Accrual Period immediately succeeding the date on which such certificate was delivered (or if such certificate was delivered during the last Interest Accrual Period, for such last Interest Accrual Period), and to the extent remaining outstanding, each Accrual Period thereafter until paid in full.  The Purchaser’s Agent, out of amounts received by it in respect of Class A Increased Costs for Affected Persons for any Interest Accrual Period, shall pay such increased costs to such Affected Persons; provided, however, that if the amount so distributable in respect of the Class A Increased Costs is less than the aggregate amount payable to all such Affected Persons pursuant to Sections 2.08, 2.09 and 2.10 hereof, the resulting shortfall shall be allocated among such Affected Persons on a pro rata basis (determined by the amount owed to each).

SECTION 2.10.  Taxes.  (a) Any and all payments and deposits required to be made under this Agreement, the Class A Note or the Indenture by the Issuer or the Indenture Trustee to or for the benefit of an Owner shall be made, to the extent allowed by law, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.  If, as a result of any change in law, treaty or regulation or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the adoption of any law, treaty or regulation, any taxes, levies, imposts, duties, charges or fees are required to be withheld from any amount payable to any Owner hereunder, the amount so payable to such Owner shall be increased to the extent necessary to yield to such Owner (after payment of all taxes, levies, imposts, duties, charges or fees) the amount stated to be payable to such Owner hereunder (such increase and any similar increase described in Section 2.10(d), a “Section 2.10(a) Amount”); provided, however, that this sentence shall not apply with respect to (i) income taxes (including, without limitation, branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) and franchise taxes that are based on income or any other tax upon or measured by income or gross receipts imposed on any Owner, in each case, as a result of a present or former connection (other than any connection arising out of the transactions contemplated by this Agreement) between the jurisdiction of the government or taxing authority imposing such tax and such Owner; (ii) any taxes, levies, imposts, duties, charges or fees that would not have been imposed but for the failure by such Owner to provide and keep current any certification or other documentation permitted by applicable law to be delivered by such Owner and required to qualify for an exemption from or reduced rate thereof; (iii) any taxes, levies, imposts, duties, charges or fees imposed as a result of a change by any Owner of the office through which the Class A Note or any interest therein hereunder is acquired, accounted for or booked as a result of the sale, transfer or assignment by any Owner of its interest hereunder, other than any such taxes, levies, imposts, duties, charges or fees imposed as a result of any such change or adoption occurring after any such Class A Note or interest therein is acquired, accounted for or booked; (iv) taxes measured by income, gross receipts, assets or capital of any Owner by the taxing authority of the jurisdiction where such Owner is organized, incorporated, managed, controlled or is considered to be doing business or in which it maintains an office, branch or agency (other than Taxes imposed on the gross amount of any payments made to under this Agreement without regard to such place of origination or incorporation, such management or control, the conduct of such business or the maintenance of such office, branch or agency); (v) any Taxes imposed on such Owner as a result of payments not related to this Agreement; and (vi) any withholding tax with respect to any Owner (all such exclusions being hereinafter called “Excluded Taxes” and all other taxes, levies, imposts, duties, charges or fees being hereinafter called “Taxes”).  To the extent that any Owner actually realizes a tax benefit on its income tax returns (whether by reason of a deduction, credit or otherwise) (a “Tax Benefit”) for a given year that is attributable to the payment by the Issuer or the Indenture Trustee of any such Taxes on behalf of such Owner, such Owner shall reimburse the Issuer for the amount of such Tax Benefit, it being understood that the taking of any action to realize any Tax Benefit shall be within the sole discretion of such Owner; provided, however, that for purposes of reimbursing the Issuer, such Owner shall calculate the amount of the Tax Benefit realized that is attributable to the Issuer’s or the Indenture Trustee’s payment of such Taxes on behalf of such Owner as if such Owner realized or received such Tax Benefit pro rata with all othe Tax Benefits available to it for such year.

(b)           Each of the Issuer and, to the extent not prohibited by applicable law (including the Code), each Owner agrees that, with respect to all Federal, state and local income franchise taxes, it will treat the Class A Note as indebtedness.  Each Owner not organized under the laws of the United States or a State thereof covenants that to the extent that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (other than Withholding Taxes) because such income is effectively connected with a United States trade or business, it will continue to hold the Class A Note in connection with a United States trade or business for so long as it is an Owner.

(c)           Any Section 2.10(a) Amounts payable to an Owner hereunder shall be included in the Class A Increased Costs (i) for the Interest Accrual Period in respect of which the payment subject to withholding is made and (ii) to the extent remaining outstanding, each Interest Accrual Period thereafter until paid in full.  The Purchaser’s Agent, out of amounts received by it in respect of Class A Increased Costs for Affected Persons for any Interest Accrual Period, shall pay such increased costs to such Affected Persons; provided, however, that if the amount so distributable in respect of the Class A Increased Costs is less than the aggregate amount payable to all such Affected Persons pursuant to Sections 2.08, 2.09 and 2.10 hereof, the resulting shortfall shall be allocated among such Affected Persons on a pro rata basis (determined by the amount owed to each).

(d)           If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to any Owner in connection with this Agreement or the funding or maintenance of its interest in the Class A Note or any interest therein hereunder, such Owner is required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section 2.10, then the amounts payable to such Owner hereunder shall be increased to the extent necessary to yield to such Owner (after payment of all Taxes to such bank or other financial institutions) the amount stated to be payable to such Owner hereunder.

ARTICLE III

CONDITIONS PRECEDENT TO OBLIGATION OF THE PURCHASER

SECTION 3.01.  Conditions Precedent to Initial Purchase.  The initial Purchase hereunder is subject to the condition precedent that the Purchaser’s Agent shall have received on or before the date of such purchase the items listed in Schedule 2, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser’s Agent and the Class A Note Purchaser.

SECTION 3.02.  Conditions Precedent to All Fundings.  Each Funding (including the initial Funding) by the Class A Note Purchaser and each Incremental Funding (each, a “Transaction”) shall be subject to the further conditions precedent that (a) with respect to any Funding (including the initial Funding) or Incremental Funding, the Servicer shall have delivered to the Purchaser’s Agent, on or prior to the date of such Funding or Incremental Funding in form and substance satisfactory to the Purchaser’s Agent, a Loan Request substantially in the form of Exhibit A, and containing such additional information as may be reasonably requested by the Purchaser’s Agent; (b) on the date of such Transaction the following statements shall be true and the Issuer shall be deemed to have certified that:

(i)            The representations and warranties contained in Sections 4.01 and 4.02 are true and correct on and as of such day as though made on and as of such date;

(ii)           No event has occurred and is continuing, or would result from such Transaction which constitutes an Early Amortization Event;

(iii)          On and as of such day, after giving effect to such Transaction, the outstanding Class A Note Principal Balance does not exceed the Class A Note Commitment and the outstanding Aggregate Note Principal Balance does not exceed the the sum of the Class A Note Commitment and the Class B Note Commitment;

(iv)          On and as of such day, the Issuer and the Servicer each has performed all of the agreements contained in this Agreement to be performed by such person at or prior to such day;

(v)           No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Loan, remittance of collections or Incremental Funding by the Class A Note Purchaser in accordance with the provisions hereof;

(vi)          McAfee & Taft shall have delivered to the Purchaser’s Agent its written opinion, dated the applicable Transfer Date, which shall state that it may be relied upon by subsequent Class A Noteholders, in form and substance satisfactory to the Purchaser’s Agent and the Class A Note Purchaser, with respect to FAA and recordation matters; and

(vii)         on the date of such Transaction, the Purchaser’s Agent shall have received such other approvals, opinions or documents as the Purchaser’s Agent may reasonably require.

SECTION 3.03.  Conditions Precedent to Initial Funding and Each Incremental Funding.  The initial Funding and each Incremental Funding are subject to the condition precedent, in addition to the conditions precedent set forth in Section 3.02 hereof, that the Issuer shall have delivered, or shall have caused to be delivered, to each designated recipient named in Schedule G to the Indenture Supplement, each of the Funding Deliverables scheduled to be delivered thereunder on or before the Funding Date of such Funding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Issuer.  The Issuer represents (as of the Effective Date and as of each date on which a Loan is made by a Class A Noteholder pursuant to the Supplement, unless otherwise indicated) and warrants to, and agrees with, the Class A Note Purchaser that:

(i)            The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with its chief executive office located at 2320 Marinship Way, Suite 300, Sausalito, California 94965, and has the power to own its assets and to engage in the activities in which it is presently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its activities requires such qualification, if the failure to so qualify would have a material adverse effect on the financial condition of the Issuer or on the enforceability of the Class A Note or the ability of the Issuer to perform its obligations under this Agreement and the other Related Documents to which it is a party.  One hundred percent of the beneficial ownership of the Issuer is owned by Willis Lease Finance Corporation (“WLFC”).  The Issuer has no subsidiaries other than WLFC Funding (Ireland) Limited;

(ii)           The Issuer has the power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the other Related Documents to which it is a party (collectively, the “Issuer Documents”); the execution, delivery, and performance of the Issuer Documents by the Issuer have been duly authorized by the Issuer by all necessary action, the Issuer Documents, other than the Class A Note and the Class B Notes, have been duly executed and delivered by the Issuer, and each of the Class A Note and the Class B Notes, when issued in accordance with the terms hereof and of the Indenture and the Supplement, will have been duly executed and delivered;

(iii)          Each of the Issuer Documents (other than the Class A Note), assuming due authorization, execution and delivery by the other parties thereto, constitutes, and each of the Class A Note and the Class B Notes, when issued and authenticated in accordance with the terms of the Indenture, will constitute, a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)          The consummation of the transactions contemplated by the Issuer Documents and the fulfillment of the terms therein will not conflict with or result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Issuer, or any indenture, agreement, mortgage, deed of trust, commitment letter or funding arrangement with any lending institution or investment bank or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien, claim or encumbrance upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust, commitment letter or funding arrangement with any lending institution or investment bank or other such instrument, other than as created pursuant to the Indenture and the Supplement, or violate any law or, any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties and there are no legal or governmental proceedings pending or, to the best knowledge of the Issuer, threatened or contemplated that would result in a material modification or revocation thereof;

(v)           There are no litigation, proceedings or investigations to which the Issuer, or any Affiliate of the Issuer, is a party pending, or, to the knowledge of Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of the Class A Note or and the Class B Notes or the other Issuer Documents, (B) seeking to prevent the issuance of the Class A Note or the consummation of any of the transactions contemplated by the other Issuer Documents, or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of; the Class A Note or and the Class B Notes or the other Issuer Documents;

(vi)          All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Issuer Documents by the Issuer and with the valid and proper authorization, issuance and sale of the Class A Note and the Class B Notes pursuant to this Agreement, have been or will be taken or obtained on or prior to the Effective Date;

(vii)         No written materials delivered to the Class A Note Purchaser by or on behalf of the Issuer in connection with the sale of the Class A Note contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.  There is no fact peculiar to the Issuer or any Affiliate of the Issuer or, to the knowledge of the Issuer, any Lease Agreement, Lessee or Engine which the Issuer has not disclosed to the Purchaser’s Agent in writing which materially adversely affects or, so far as the Issuer can now reasonably foresee, will materially adversely affect the ability of the Issuer to perform the transactions contemplated hereby and by the other Related Documents;

(viii)        The List of Engines to be created as of the Closing Date and each supplement thereto will be available to the Purchaser’s Agent by the Issuer and will be complete as of the date thereof and will include an accurate (in all material respects) description of the Engines;

(ix)           The representations and warranties made by the Issuer in the Issuer Documents are true and correct in all material respects and the Class A Note Purchaser shall be entitled to rely on such representations and warranties;

(x)            Any taxes, fees and other governmental charges payable by the Issuer in connection with the execution and delivery of the Issuer Documents, the pledge of the Collateral to the Indenture Trustee, and the execution, delivery and sale of the Class A Note and the Class B Notes, have been paid;

(xi)           To the extent the Exchange Act may be deemed to apply to the Class A Note and the Class B Notes and the Loans, none of the transactions contemplated in the Issuer Documents (including, without limitation thereof; the use of the proceeds from the sale of the Class A Note) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto;

(xii)          Concurrently with the execution and delivery of this Agreement, the Issuer is executing no other note purchase agreement with respect to the Class A Note;

(xiii)         The Issuer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xiv)        For so long as the Series 2002-1 Class A and Class B Notes are the only Notes outstanding under the Indenture, each of the Indenture and the Supplement need not be qualified as an “indenture” pursuant to the terms of the Trust Indenture Act of 1939, as amended;

(xv)         The Issuer has not taken and will not take, directly or indirectly, any action, prohibited by Rules 101 and 102 under Regulation M of the Securities and Exchange Commission in connection with the offering of the Class A Note and the Class B Notes;

(xvi)        To the extent that the Securities Act may be deemed to apply to the Class A Note and the Class B Notes and the Loans, neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Issuer has directly, or through any agent, including, without limitation, the Purchaser’s Agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of; any security (as defined in the Securities Act) which is or will be integrated with the sale of the Class A Note and the Class B Notes in a manner that would render the issuance and sale of the Class A Note or the Class B Notes a violation of the Securities Act or require the registration of the Class A Note or the Class B Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Class A Note and the Class B Notes;

(xvii)       To the extent that the Securities Act may be deemed to apply to the Class A Note and the Class B Notes and the Loans, it is not necessary in connection with the offer, sale and delivery of the Class A Note in the manner contemplated by this Agreement or the Class B Notes in the manner contemplated by the Class B Note Purchase Agreement to register the Class A Note or the Class B Notes under the Securities Act assuming that the Class A Note Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act;

(xviii)      No event has occurred and is continuing that constitutes, or with the passage of time or the giving of notice or both would constitute, an Early Amortization Event under, and as defined in, the Indenture.  The Issuer is not in violation of any agreement, charter instrument, bylaw or other instrument to which they are a party or by which they are or may be bound;

(xix)         The aggregate amount of Scheduled Payments payable by the Lessees under the Lease Agreements during each Collection Period is sufficient to pay the monthly Servicing Fee, and the principal and interest on the Class A Note and the Class B Notes, as such payments become due and payable, in accordance with the Indenture;

(xx)          The Issuer agrees that it will not directly or indirectly, sell or offer to sell the Class A Note or the Class B Notes or similar security in a manner that would render the issuance and sale of the Class A Note or the Class B Notes pursuant to this Agreement a violation of Section 5 of the Securities Act.

SECTION 4.02.  Representations and Warranties and Agreements of WLFC.  WLFC hereby represents (as of the Effective Date and as of each date on which a Loan is made by a Class A Noteholder pursuant to the Indenture Supplement, unless otherwise indicated) and warrants to, and agrees with, the Class A Note Purchaser that:

(i)            The representations and warranties made by WLFC in this Class A Note Purchase Agreement, the Class B Note Purchase Agreement, the Guaranty, the Contribution and Sale Agreement, the Servicing Agreement and any other Related Document to which it is a party (collectively, the “WLFC Documents”) are true and correct in all material respects and the Class A Note Purchaser shall be entitled to rely on such representations and warranties;

(ii)           No written materials delivered to the Class A Note Purchaser by or on behalf of WLFC in connection with the sale of the Class A Note or the Class B Notes contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.  There is no fact peculiar to WLFC or any Affiliate of WLFC or, to the knowledge of WLFC, any Lease Agreement, Lessee or Engine which WLFC had not disclosed to the Purchaser’s Agent in writing which materially affects adversely or, so far as WLFC can now reasonably foresee, will materially affect adversely the ability of WLFC to perform the transactions contemplated hereby and by the Base Indenture, the Indenture Supplement, the Servicing Agreement, the Class A Note and the Class B Notes;

(iii)          Any taxes, fees and other governmental charges payable by WLFC on or prior to the Effective Date in connection with the execution and delivery of the WLFC Documents, have been, or will be, paid on or prior to the Effective Date;

(iv)          To the extent that the Exchange Act may be deemed to apply to the Class A Note and the Class B Notes and the Loans, none of the transactions contemplated herein or in the Class B Note Purchase Agreement (including, without limitation thereof; the use of the proceeds from the sale of the Class A Note and the Class B Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto including, without limitation, Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II.  WLFC will not use any distribution from the Issuer of proceeds received by the Issuer from the sale of the Class A Note and the Class B Notes to purchase or carry, directly or indirectly, margin stock;

(v)           No event has occurred and is continuing that constitutes, or with the passage of time or the giving of notice or both would constitute a Servicer Event of Default or an Early Amortization Event under, and as defined in, the Servicing Agreement or the Indenture, respectively.  WLFC is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it is or may be bound;

(vi)          The aggregate amount of Scheduled Payments payable by the Lessees under the Lease Agreements during each Collection Period is sufficient to cover the monthly Servicing Fee, and pay the principal and interest on the Class A Note and the Class B Notes, as such payments become due and payable, in accordance with the Indenture; and

(vii)         To the extent that the Securities Act may be deemed to apply to the Class A Note and the Class B Notes and the Loans, neither WLFC nor any affiliate (as defined in Rule 501(b) of Regulation D) of WLFC has directly, or through any agent, including, without limitation, the Purchaser’s Agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of; any security (as defined in the Securities Act) which is or will be integrated with the sale of the Class A Note and the Class B Notes in a manner that would render the issuance and sale of the Class A Note or the Class B Notes a violation of the Securities Act or require the registration of the Class A Note or the Class B Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Class A Note and the Class B Notes.  It is not necessary in connection with the offer, sale and delivery of the Class A Note and the Class B Notes to register the Class A Note or the Class B Notes under the Securities Act.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Class A Note Purchaser hereby makes the following representations and warranties to the Issuer as of the Closing Date:

SECTION 5.01.  Organization.  The Class A Note Purchaser has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with power and authority to own its properties and to transact the business in which it is now engaged, and the Class A Note Purchaser is duly qualified to do business and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

SECTION 5.02.  Authority, etc.  The Class A Note Purchaser has all requisite power and authority to enter into and perform its obligations under this Class A Note Purchase Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Class A Note Purchaser of this Class A Note Purchase Agreement and the consummation by the Class A Note Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Class A Note Purchaser.  This Class A Note Purchase Agreement has been duly and validly executed and delivered by the Class A Note Purchaser and constitutes a legal, valid and binding obligation of the Class A Note Purchaser, enforceable against the Class A Note Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  Neither the execution and delivery by the Class A Note Purchaser of this Class A Note Purchase Agreement nor the consummation by the Class A Note Purchaser of any of the transactions contemplated hereby, nor the fulfillment by the Class A Note Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under (i) any term or provision of the Articles of Incorporation or By–laws of the Class A Note Purchaser or any Governmental Rule applicable to the Class A Note Purchaser or (ii) any term or provision of any indenture or other agreement or instrument, to which the Class A Note Purchaser is a party or by which the Class A Note Purchaser or any portion of its properties are bound.  No Governmental Action which has not been obtained is required by or with respect to the Class A Note Purchaser in connection with the execution and delivery of this Class A Note Purchase Agreement by the Class A Note Purchaser or the consummation by the Class A Note Purchaser of the transactions contemplated hereby or thereby.

SECTION 5.03.  Securities Act.

(a)           The Class A Notes purchased by the Purchaser’s Agent on behalf of the Class A Note Purchaser pursuant to this Class A Note Purchase Agreement will be acquired for investment only and not with a view to any public distribution thereof, and the Class A Note Purchaser will not offer to sell or otherwise dispose of its Class A Notes (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws.  The Class A Note Purchaser acknowledges that it has no right to require the Issuer to register the Class A Notes under the Securities Act or any other securities law. The Class A Note Purchaser agrees that the Class A Notes may not be reoffered, resold, pledged or otherwise transferred except in compliance with the Securities Act and to a person that the Class A Note Purchaser reasonably believes is a Qualified Institutional Buyer within the meaning of  Rule 144A (a “QIB”) purchasing for its own account or a QIB purchasing for the account of a QIB, and whom the holder has informed, in each case, that the reoffer, resale or pledge or other transfer is being made in reliance on Rule 144A under the Securities Act.  Neither the Class A

Note Purchaser nor any of its Affiliates nor any persons acting on their behalf have engaged or will engage in any general solicitation or general advertising with respect to the Class A Notes.

(b)           The Class A Note Purchaser is aware of the following:  (i) there are significant restrictions on and conditions to the transferability of the Class A Notes (and the Class A Notes will bear legends referring to such restrictions) and there is no market for the Class A Notes and no market is expected to develop for the Class A Notes, and accordingly, it may not be possible for the Class A Note Purchaser to liquidate the Class A Note Purchaser’s investment in the Class A Notes; (ii) no governmental agency has made any findings as to the fairness of the terms of this Agreement or the terms and conditions of the Class A Notes; (iii) there are numerous risks and uncertainties involved in the Class A Note Purchaser’s acquisition of the Class A Notes and the Class A Note Purchaser has been advised of and understands such risks and uncertainties; and (iv) any projections or predictions that may have been made available to the Class A Note Purchaser are based on estimates, assumptions, and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections.

(c)           The Class A Note Purchaser has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the Class A Notes and has carefully considered the suitability of an investment in such Notes and has determined that the Class A Notes are a suitable investment.  The Class A Note Purchaser has received and carefully read the Transaction Documents and the Class A Note Purchaser confirms that all documents, records and books pertaining to the Class A Notes, the Issuer and its assets and the other parties to the Transaction Documents which are relevant to the Class A Note Purchaser’s investment decision have been made available to the Class A Note Purchaser.  The Class A Note Purchaser is capable of bearing the risks and burdens of its investment in the Class A Notes and is aware that an early redemption of the Class A Notes may occur and that no premium will be paid upon any early redemption.

SECTION 5.04.  Investment Company Act.

(a)           Neither the Class A Note Purchaser nor the Purchaser’s Agent is required to register as an “investment company” nor is the Class A Note Purchaser or the Purchaser’s Agent controlled by an “investment company” within the meaning of the Investment Company Act.

(b)           The Class A Note Purchaser and the Purchaser’s Agent acknowledge that the Issuer has not registered as an investment company under the Investment Company Act.  In connection with the exclusion of the Issuer from classification as an investment company under the Investment Company Act, the Class A Note Purchaser represents that it constitutes no more than seven “beneficial owners” of the Class A Notes for purposes of Section 3(c)(1) of the Investment Company Act.  The Class A Note Purchaser further represents that:  (i) it is investing no more than 40% of its assets in the Class A Notes; (ii) it was not formed for the purpose of investing in the Class A Notes; (iii) (a) the shareholders, partners or other holders of equity or beneficial interests in the Class A Note Purchaser are not able to decide individually whether to acquire the Class A Notes or to determine the extent of such acquisition and (b) it is not a defined contribution or similar benefit plan that allows participants to determine whether or how much will be invested in investments on their behalf; (iv) it is acquiring the Class A Notes in a principal amount of not less than the minimum denominations set forth in the Indenture; and (v) it is acquiring the Class A Notes for investment and not for sale in connection with any distribution thereof.  The Class A Note Purchaser further understands and agrees that it will not permitted to transfer any or all of the Class A Notes or any interest therein unless the Issuer has consented to such transfer and the transferee has delivered to the Issuer and the Indenture Trustee an investment letter making representations and warranties substantially the same as the foregoing representations and warranties in this Section 5.04(b).  The Issuer will not consent to any proposed transfer which, after giving effect to such proposed transfer, would result in the Issuer’s outstanding securities being owned by more than 100 beneficial owners for purposes of Section 3(c)(1) of the Investment Company Act; and, except as provided in Section 5.05 of this Agreement, it will not hold the Class A Notes for the benefit of any person or account and it will be the sole beneficial owner of the Class A Notes for all purposes and it will not sell participation interests therein or enter into any arrangement pursuant to which any other person or account shall be entitled to a beneficial interest in the Class A Notes.

SECTION 5.05.  Pledge to Liquidity Providers.  The Issuer recognizes the obligations of the Class A Note Purchaser under the terms of the Liquidity Agreement and hereby consents to the transfer of the Class A Notes to the Liquidity Providers when required and in accordance with the terms of the Liquidity Agreement; provided that each of the Liquidity Providers shall be a QIB, each Liquidity Provider shall be only one beneficial owner of the Class A Notes for purposes of the Investment Company Act and that the total number of Liquidity Providers shall not at any time exceed 10, and each Liquidity Provider shall have delivered to the Issuer and the Indenture Trustee on or before the later of the date hereof and the date on which it first becomes a Liquidity Provider, an investment letter making representations and warranties substantially identical to those set forth in the form of Exhibit B to the Indenture.  If at any time the number of Liquidity Providers shall exceed one, the Purchaser’s Agent shall notify the Issuer and the Indenture Trustee of the additional Liquidity Providers and that each such  Liquidity Provider represents only one beneficial owner for the purposes of the Investment Company Act.  Transfers of the Class A Notes under the terms of the Liquidity Agreement shall be subject to the terms of this Section 5.05, but shall not otherwise be subject to the transfer restrictions set forth in the Indenture.

ARTICLE VI

COVENANTS OF THE ISSUER

SECTION 6.01.  Rating of Class A Note Purchaser’s Commercial Paper Notes.  To the extent that any rating provided with respect to the Class A Note Purchaser’s Commercial Paper Notes by any rating agency is conditional upon the furnishing of documents or the taking of any other action by the Issuer, the Issuer shall take all reasonable actions to furnish such documents and take any such other action.

SECTION 6.02.  Information from the Issuer.  So long as the Class A Note Purchaser shall own the Class A Notes, the Issuer will furnish to the Class A Note Purchaser and the Purchaser’s Agent:

(a)           a copy of each certificate, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of the Issuer to the Indenture Trustee under the Indenture concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of the Issuer under the Indenture;

(b)           such other information, documents, records or reports respecting the Collateral or the Issuer, as the Class A Note Purchaser or Purchaser’s Agent may from time to time reasonably request without unreasonable expense to the Issuer;

(c)           such publicly available information, documents, records or reports respecting the Issuer or the condition or operations, financial or otherwise of the Issuer as the Class A Note Purchaser or Purchaser’s Agent may from time to time reasonably request;

(d)           as soon as possible and in any event within five Business Days after the occurrence thereof, notice of (i) the occurrence of any Event of Default, (ii) the occurrence of any Early Amortization Event, (iii) any fact, condition or event which, with the giving of notice or the passage of time or both, would become an Event of Default, (iv) any fact, condition or event which, with the giving of notice or the passage of time or both, would become a Early Amortization Event, (v) the failure of the Issuer to observe any of its material undertakings under the Deal Documents or (vi) any change in the status or condition of the Issuer or the Servicer that would reasonably be expected to adversely affect the Issuer’s or the Servicer’s ability to perform its obligations under the Deal Documents; and

(e)           on or before April 30 of each year, beginning April 30, 2003, the report required to be delivered by the Servicer pursuant to Section 5.10 of the Servicing Agreement.

SECTION 6.03.  Access to Information.  So long as the Class A Note Purchaser shall own any Notes, the Issuer will, at any time and from time to time during regular business hours, on reasonable notice to the Issuer, permit the Class A Note Purchaser or the Purchaser’s Agent, or its agents or representatives to:

(a)           examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer relating to the Collateral, and

(b)           visit the offices and property of the Issuer for the purpose of examining the materials described in clause (a) above.

Except as provided in Section 10.05 hereof, any information obtained by the Class A Note Purchaser or the Purchaser’s Agent pursuant to this Section 6.03 shall be held in confidence by the Class A Note Purchaser or Purchaser’s Agent unless such information (i) has become available to the public, (ii) is required or requested by any Governmental Authority or in any court proceeding, or (iii) is required by any Governmental Rule to be disclosed or otherwise made available and, in the case of (ii) and (iii) such disclosure shall be only to the extent required.

SECTION 6.04.  Security Interests; Further Assurances.  The Issuer will take all action necessary to maintain the Indenture Trustee’s first priority perfected security interest in the Collateral.

SECTION 6.05.  Covenants.  The Issuer will duly observe and perform each of its covenants set forth in the Indenture.

SECTION 6.06.  Securities Act.  The Issuer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Class A Note and the Class B Notes in a manner that would require the registration under the Securities Act of the sale to the Class A Note Purchaser and the Class B Note Purchasers of the Class A Note and the Class B Notes, respectively.

ARTICLE VII

MUTUAL COVENANTS AND AGREEMENTS

SECTION 7.01.  Legal Conditions to Closing.  The Class A Note Purchaser, the Purchaser’s Agent, the Issuer, and the Servicer will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on any of them with respect to the Closing (including satisfaction of the conditions contained in this Class A Note Purchase Agreement), and will promptly cooperate with and furnish information to one another in connection with any such legal requirements.  The Class A Note Purchaser, the Purchaser’s Agent, the Issuer, and the Servicer will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Class A Note Purchase Agreement.

SECTION 7.02.  Expenses and Fees.  Subject to Section 10.10, except as otherwise expressly provided herein, all costs and expenses incurred in connection with the entering into this Class A Note Purchase Agreement and the transactions contemplated hereby shall  be paid by the Issuer.

SECTION 7.03.  Mutual Obligations.  On and after the date of this Class A Note Purchase Agreement, the Class A Note Purchaser, the Purchaser’s Agent, the Issuer and the Servicer will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Class A Note Purchase Agreement.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01.  Indemnification by the Issuer.  The Issuer agrees to indemnify and hold harmless the Class A Note Purchaser and the Purchaser’s Agent, the Sheffield Purchasers (including any Persons who are participants with any such Sheffield Purchasers) and any other Owners and any of their respective officers, directors, employees, agents, representatives, assignees and Affiliates (each an “Indemnified Party”) against any and all losses, claims, damages, liabilities or expenses (including legal and accounting fees) (collectively, “Losses”), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with any breach of any representation, warranty or covenant of the Issuer in this Class A Note Purchase Agreement or in any certificate or other written material delivered pursuant hereto; provided, however, that the Issuer shall not be so required to indemnify any such Person or otherwise be liable to any such Person hereunder for any Losses arising from such Person’s negligence, willful misconduct or bad faith. Notwithstanding the foregoing, the Issuer shall not be liable for any settlement of any proceeding effected without its written consent

SECTION 8.02.  Procedure.  In order for any Indemnified Party to be entitled to any indemnification provided for under this Class A Note Purchase Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the Issuer in writing of the Third Party Claim within five Business Days of receipt of a summons, complaint or other notice of the commencement of litigation and within ten Business Days after receipt by such Indemnified Party of any other written notice of the Third Party Claim.  Thereafter, the Indemnified Party shall deliver to the Issuer, within a reasonable time after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

SECTION 8.03.  Defense of Claims.  If a Third Party Claim is made against an Indemnified Party, (a) the Issuer will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Issuer, provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Issuer first admits in writing its liability to indemnify the Indemnified Party with respect to all elements of such claim in full.  Should the Issuer so elect to assume the defense of a Third Party Claim, none of the Issuer will be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  If the Issuer elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Issuer in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Issuer’s prior written consent.  If the Issuer shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense.  If the Issuer does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Issuer of such terms and, the Issuer will promptly reimburse the Indemnified Party upon written request.

ARTICLE IX

THE PURCHASER’S AGENT

SECTION 9.01.  Authorization and Action.  Each Sheffield Owner hereby accepts the appointment of Barclays Bank PLC, as Purchaser’s Agent hereunder, and authorizes the Purchaser’s Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Purchaser’s Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  The Purchaser’s Agent reserves the right, in its sole discretion, to take any actions, exercise any rights or remedies under this Class A Note Purchase Agreement and any related agreements and documents.  Except for actions which the Purchaser’s Agent is expressly required to take pursuant to this Class A Note Purchase Agreement or the Revolving Asset Purchase Agreement the Purchaser’s Agent shall not be required to take any action which exposes the Purchaser’s Agent to personal liability or which is contrary to applicable law unless the Purchaser’s Agent shall receive further assurances to its satisfaction from the Sheffield Owners of the indemnification obligations under Section 9.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action.  The Purchaser’s Agent agrees to give to each Sheffield Owner prompt notice of each notice and determination given to it by the Issuer, the Servicer and the Indenture Trustee, pursuant to the terms of this Class A Note Purchase Agreement or the Indenture.  Subject to Section 9.06 hereof, the appointment and authority of the Purchaser’s Agent hereunder shall terminate upon the payment to (a) each Sheffield Owner of all amounts owing to such Owner hereunder and (b) the Purchaser’s Agent of all amounts due hereunder.

SECTION 9.02.  Purchaser’s Agent’s Reliance, Etc.  Neither the Purchaser’s Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Purchaser’s Agent under or in connection with this Class A Note Purchase Agreement or any related agreement or document, except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Purchaser’s Agent:  (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Sheffield Owner and shall not be responsible to any Sheffield Owner for any statements, warranties or representations made by the Issuer, the Servicer or the Indenture Trustee in connection with this Class A Note Purchase Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Class A Note Purchase Agreement on the part of the Issuer, the Servicer or the Indenture Trustee or to inspect the property (including the books and records) of the Issuer, the Servicer or the Indenture Trustee; (iv) shall not be responsible to any Sheffield Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Class A Note Purchase Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Class A Note Purchase Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

SECTION 9.03.  Purchaser’s Agent and Affiliate.  Barclays Bank PLC and its Affiliates may generally engage in any kind of business with the Issuer or the Servicer, any of their respective Affiliates and any Person who may do business with or own securities of the Issuer or the Servicer or any of its Affiliates, all as if Barclays Bank PLC were not the Purchaser’s Agent and without any duty to account therefor to the Sheffield Owners.

SECTION 9.04.  Indemnification.  Each Sheffield Owner severally agrees to indemnify the Purchaser’s Agent (to the extent not reimbursed by the Issuer or the Servicer),

from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Purchaser’s Agent in any way relating to or arising out of this Class A Note Purchase Agreement or any action taken or omitted by the Purchaser’s Agent under this Class A Note Purchase Agreement; provided, that (i) a Sheffield Owner shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Purchaser’s Agent’s gross negligence or willful misconduct and (ii) a Sheffield Owner shall not be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Class A Note Purchaser and the majority of the Sheffield Purchasers (based on purchase commitments under the Revolving Asset Purchase Agreement).  Without limitation of the generality of the foregoing, each Sheffield Owner agrees to reimburse the Purchaser’s Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Purchaser’s Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Class A Note Purchase Agreement; provided, that no Sheffield Owner shall be responsible for the costs and expenses of the Purchaser’s Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Purchaser’s Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

SECTION 9.05.  Purchase Decision.  Each Sheffield Owner acknowledges that it has, independently and without reliance upon the Purchaser’s Agent, any other Sheffield Owner or any of their respective Affiliates, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Class A Note Purchase Agreement and to purchase an interest in the Class A Notes.  Each Sheffield Owner also acknowledges that it will, independently and without reliance upon the Purchaser’s Agent, any other Sheffield Owner or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Class A Note Purchase Agreement or any related agreement, instrument or other document.

SECTION 9.06.  Successor Purchaser’s Agent.  (a) The Purchaser’s Agent may resign at any time by giving sixty days’ written notice thereof to the Sheffield Owners, the Issuer, the Servicer and the Indenture Trustee.  Upon any such resignation, a majority of the Sheffield Owners shall have the right to appoint a successor Purchaser’s Agent approved by the Issuer (which approval will not be unreasonably withheld or delayed).  If no successor Purchaser’s Agent shall have been so appointed by a majority of the Sheffield Owners and shall have accepted such appointment, within sixty days after the retiring Purchaser’s Agent’s giving of notice or resignation, then the retiring Purchaser’s Agent may, on behalf of the Sheffield Owners appoint a successor Purchaser’s Agent.  If such successor Purchaser’s Agent is not an Affiliate of Barclays Bank PLC, such successor Purchaser’s Agent shall be subject to the Issuer’s prior written consent.  Upon the acceptance of any appointment as Purchaser’s Agent hereunder by a successor Purchaser’s Agent, such successor Purchaser’s Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Purchaser’s Agent, and the retiring Purchaser’s Agent shall be discharged from its duties and obligations under this Class A Note Purchase Agreement.  After any retiring Purchaser’s Agent’s resignation or removal hereunder as Purchaser’s Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Purchaser’s Agent under this Class A Note Purchase Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.  Amendments.  No amendment or waiver of any provision of this Class A Note Purchase Agreement shall in any event be effective unless (i) the same shall be in writing and signed by all of the parties hereto and (ii) each rating agency then rating the Commercial Paper Notes shall have confirmed that such amendment will not result in a reduction or withdrawal of its then effective rating of the Commercial Paper Notes, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.02.  Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) or delivered by overnight courier service, as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall, when telecopied or sent by overnight delivery service, be effective with respect to telecopy notices, when the sending machine receives confirmation of the transmission, and with respect to overnight delivery service when confirmed by signed receipt.

If to the Class A Note Purchaser:

Sheffield Receivables Corporation

c/o Barclays Bank PLC

222 Broadway

New York, New York 10038

Attention:  Asset Securitization Group

Telephone No.  (212) 412-3266

Telecopier No.  (212) 412-6846

If to the Issuer:

Willis Engine Funding LLC

2320 Marinship Way

Suite 300

Sausalito, California 94965

Telephone No.  (415) 331-5281

Telecopier No.  (415) 331-5167

If to Purchaser’s Agent:

Barclays Bank PLC

222 Broadway

New York, New York 10038

Attention:  Asset Securitization Group

Telephone No.  (212) 412-3266

Telecopier No.  (212) 412-6846

SECTION 10.03.  No Waiver; Remedies.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04.  Binding Effect; Assignability.  This Class A Note Purchase Agreement shall be binding upon and inure to the benefit of the Issuer, the Purchaser’s Agent and the Class A Note Purchaser and their respective successors and assigns (including any subsequent holders of the Class A Notes); provided, however, that the Issuer shall not have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of the Class A Note Purchaser.  The Issuer acknowledges that the Class A Note Purchaser may at any time assign any and all of its rights hereunder to the Sheffield Owners.  This Class A Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Class A Notes shall have been paid in full.

SECTION 10.05.  Provision of Documents and Information.  The Issuer acknowledges and agrees that the Class A Note Purchaser and the Purchaser’s Agent are permitted to provide to the Sheffield Purchasers, the placement agents for the Class A Note Purchaser’s Commercial Paper Notes, the rating agencies of the Class A Note Purchaser’s Commercial Paper Notes and other liquidity and credit providers under the Class A Note Purchaser’s Commercial Paper Note program, opinions, certificates, documents and other information relating to the Issuer, the Indenture Trustee and the Servicer and the Collateral delivered to the Class A Note Purchaser or Purchaser’s Agent pursuant to this Class A Note Purchase Agreement.  In addition, the Issuer, the Indenture Trustee and the Servicer agree that any successors or assignees of the Class A Note Purchaser will be entitled to receive the same opinions, certificates, documents and other information from the Issuer, the Indenture Trustee, the Servicer and their respective agents and representatives as the Class A Note Purchaser or Purchaser’s Agent under this Class A Note Purchase Agreement.  The Purchaser’s Agent agrees not to provide any of the foregoing materials or information to any of the Sheffield Purchasers, the other liquidity and credit providers under the Class A Note Purchaser’s Commercial Paper Program or the dealers or placement agents of the Class A Note Purchaser’s Commercial Paper Notes unless such party has agreed to hold such materials or information in confidence in accordance with the standard set forth in Section 6.03 hereof.

SECTION 10.06.  GOVERNING LAW; JURISDICTION.  THIS CLASS A NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.  EACH OF THE PARTIES TO THIS CLASS A NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF.  EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 10.07.  No Proceedings.

(a)           The Issuer agrees that so long as any of the Class A Note Purchaser’s Commercial Paper Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any of the Class A Note Purchaser’s Commercial Paper Notes shall have been outstanding, it shall not file, or join in the filing of, a petition against the Class A Note Purchaser under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Class A Note Purchaser.

(b)           Each of the Class A Note Purchaser and the Purchaser’s Agent agrees that so long as any of the Class A Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any of the Class A Notes shall have been outstanding, it shall not file, or join in the filing of, a petition against the Issuer under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Issuer.

SECTION 10.08.  Execution in Counterparts.  This Class A Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 10.09.  No Recourse.  The obligations of the Class A Note Purchaser or any Sheffield Purchaser under this Class A Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Class A Note Purchaser or any such Sheffield Purchaser or any officer thereof are solely the corporate obligations of the Class A Note Purchaser or any such Sheffield Purchaser.  No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Class A Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Class A Note Purchaser or any Sheffield Purchaser or any officer thereof in connection therewith, against any stockholder, employee, officer, director or incorporator of the Class A Note Purchaser or any such Sheffield Purchaser.

SECTION 10.10.  Limited Recourse.  The obligations of the Issuer under this Class A Note Purchase Agreement shall be payable only out of the Collateral and the Class A Note Purchaser shall not look to any property or assets of the Issuer, other than to the Collateral remaining after all obligations of the Issuer under the Indenture are satisfied. To the extent that the proceeds of the Collateral after application in accordance with the provisions of the Indenture are insufficient to satisfy the obligations of the Issuer under the Indenture and under this Agreement, the Issuer shall have no further obligation in respect hereof and any remaining outstanding obligation shall be extinguished.

SECTION 10.11.  Survival.  All representations, warranties, guaranties and indemnifications (including the payment obligations in Section 9.04 hereof) contained in this Class A Note Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale and transfer of the Class A Notes.

SECTION 10.12.  Third–Party Beneficiaries.  The parties hereto agree and acknowledge that the Owners are and shall be third–party beneficiaries under this Class A Note Purchase Agreement.

SECTION 10.13.  Appointment of Agent for Service of Process.  The Issuer hereby appoints CT Corporation Systems having an address at 1633 Broadway, New York, New York 10019 as its agent for service of process in the State of New York.

IN WITNESS WHEREOF, the parties have caused this Class A Note Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WILLIS ENGINE FUNDING LLC
as Issuer,

By:	/s/ MONICA J. BURKE
Name: Monica J. Burke
Title: Chief Financial Officer

WILLIS LEASE FINANCE CORPORATION,
as Servicer,

By:	/s/ DONALD A. NUNEMAKER
Name: Donald A. Nunemaker
Title: Executive Vice President,
Chief Operating Officer

SHEFFIELD RECEIVABLES CORPORATION,
as Class A Note Purchaser

By: Barclays Bank PLC, as Attorney in Fact

By:	/s/ JANETTE LIEU
Name: Janette Lieu
Title: Associate Director

BARCLAYS BANK PLC,
as Purchaser’s Agent

By:	/s/ PIERRE DULEYRIE
Name: Pierre Duleyrie
Title: Director

SCHEDULE 1

Account to which cash payments shall be made:

Barclays Bank PLC

ABA #:  026-00-2574

Account Number:  050-791-516

Account Name:  Sheffield 4(2) Funding Account

Ref:  Willis Engine Finance

Telephone:  (212) 412-2932

Fax:  (212) 412-6846

e-mail:  pierre.duleyrie@barcap.com

SCHEDULE 2

Conditions of the Class A Note Purchaser’s Obligation.  The Class A Note Purchaser’s obligation to make the initial Loan shall be subject to the accuracy in all material respects of the representations and warranties of the Issuer and WLFC in each of the Series 2002-1 Transaction Documents, to the performance in all material respects by WLFC and the Issuer of their respective obligations thereunder, to the satisfaction of all of the conditions precedent set forth in Sections 5.1 and 5.2 of the Indenture Supplement and to the following additional conditions:

(a)           All of the respective representations and warranties of the Issuer under the Issuer Documents and of WLFC under the WLFC Documents shall be true and correct in all material respects as of the date made, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under the Indenture or an Early Amortization Event under the Indenture and each of such Issuer Documents and WLFC Documents shall have been duly authorized, executed and delivered and shall be in full force and effect;

(b)           Cooley Godward LLP shall have delivered to the Purchaser’s Agent its written opinion, dated the Closing Date, which shall state that it may be relied upon by subsequent Class A Noteholders, in form and substance satisfactory to the Purchaser’s Agent and the Class A Note Purchaser, with respect to the Deal Documents;

(c)           Ray Quinney & Nebeker shall have delivered to the Purchaser’s Agent its written opinion, dated the initial Transfer Date, which shall state that it may be relied upon by subsequent Class A Noteholders, in form and substance satisfactory to the Purchaser’s Agent and the Class A Note Purchaser, with respect to the Owner Trust Documents related to each Contributed Engine conveyed on the initial Transfer Date;

(d)           Gibson, Dunn & Crutcher LLP, counsel to the Issuer, shall have furnished to the Purchaser’s Agent its written opinions, dated the Closing Date, in form and substance satisfactory to the Purchaser’s Agent and the Class A Note Purchaser;

(e)           Gibson, Dunn & Crutcher LLP, counsel for WLFC and the Issuer, shall have delivered to the Purchaser’s Agent its written opinions, dated the Closing Date, in form and substance satisfactory to the Purchaser’s Agent and the Class A Note Purchaser;

(f)            Emmet, Marvin & Martin, counsel to the Indenture Trustee, shall have furnished to the Purchaser’s Agent and to the Issuer its written opinion, dated the Closing Date, in form and substance satisfactory to the Purchaser’s Agent and the Class A Note Purchaser;

(g)           The Issuer shall have furnished to the Purchaser’s Agent on the Closing Date a certificate, dated the Closing Date, signed by an authorized officer, to the effect that:

(i)            The representations and warranties made by the Issuer in the Issuer Documents are true and correct in all material respects on the Closing Date;

(ii)           The Issuer has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date pursuant to the terms of the Issuer Documents; and

(iii)          The written information supplied by the Issuer to the Class A Note Purchaser (other than projections and other estimates) did not contain any untrue statement of a material fact, and any estimates or projections so supplied to the Class A Note Purchaser were based on assumptions which the Issuer believed to be reasonable (except as otherwise disclosed therein).

(h)           WLFC shall have furnished to the Purchaser’s Agent on the Closing Date a certificate, dated the Closing Date, signed by an authorized officer, to the effect that:

(i)            The representations and warranties made by WLFC in the WLFC Documents are true and correct in all material respects on the Closing Date;

(ii)           WLFC has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date pursuant to the terms of the WLFC Documents; and

(iii)          The written factual information supplied by WLFC to the Class A Note Purchaser (other than projections and other estimates) did not contain any untrue statement of a material fact in light of the circumstances under which they were made, and any estimates or projections so supplied to the Class A Note Purchaser were based on assumptions which WLFC believed to be reasonable (except as otherwise disclosed therein);

(i)            Any taxes, fees and other governmental charges which are due and payable prior to the Effective Date and the Closing Date by WLFC or the Issuer in connection with the execution, delivery and performance of the Issuer Documents and WLFC Documents shall have been paid at or prior to the Effective Date or the Closing Date, as the case may be;

(j)            As of the related Transfer Date, the Issuer has good title to, and is the sole owner of, the Collateral, free and clear from any Lien except for the rights of the Lessees under the Lease Agreements and the Lien of the Indenture Trustee and, if applicable, the Owner Trustee, and shall not have assigned to any Person other than the Indenture Trustee or, if applicable, the Owner Trustee, any of its right, title or interest in the Lease Agreements, the Engines or any other Transferred Assets;

(k)           The Indenture Trustee or its agent shall have received, to be held in trust pursuant to the Indenture and the Indenture Supplement, the Transferred Assets including the Lease Agreements and all documents, instruments and other assets required by the Indenture and the Indenture Supplement to be delivered to the Indenture Trustee with respect thereto as of the Closing Date and as of each related Transfer Date, as applicable;

(l)            No fact or condition shall exist under applicable law or applicable regulations thereunder or interpretations thereof by any regulatory authority which in the Class A Note Purchaser’s reasonable opinion would make it illegal for the Issuer to issue and sell the

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Class A Note or for the Issuer or any of the other parties thereto to perform their respective obligations under any Related Document;

(m)          The Asset Base as of the Closing Date shall be not less than the Outstanding Obligation and the Senior Asset Base as of the Closing Date shall be not less than the Outstanding Obligations in respect of the Class A Note;

(n)           The Issuer, WLFC, the Class A Note Purchaser and the Indenture Trustee shall each have received a fully executed counterpart original and any required conformed copies of all Related Documents delivered at or prior to the Closing Date;

(o)           All corporate, trust and other proceedings in connection with the sale of the Class A Note and the transactions contemplated hereby and all documents and certificates incident thereto shall be satisfactory in form and substance to the Class A Note Purchaser and its counsel, and the Class A Note Purchaser shall have received such other documents and certificates incident to such transaction as the Class A Note Purchaser or such counsel shall reasonably request;

(p)           WLFC shall have furnished to the Class A Note Purchaser or to the Purchaser’s Agent (a) a consolidated statement of income of WLFC for the fiscal quarter ended June 30, 2002 and a consolidated balance sheet of WLFC dated as of June 30, 2002, each of which shall be in form and substance satisfactory to the Class A Note Purchaser and the Purchaser’s Agent, and (b) from the independent accounting firm which regularly audits WLFC’s financial statements, a consolidated statement of income of WLFC for the fiscal year ended December 31, 2001 and a consolidated balance sheet of WLFC dated as of December 31, 2001, each of which shall be in form and substance satisfactory to the Class A Note Purchaser and the Purchaser’s Agent and be certified by such accounting firm to fairly present the financial condition of WLFC, to have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding fiscal year and to have been based upon an audit by such accounting firm made in accordance with generally accepted auditing standards;

(q)           The Class A Note Purchaser or the Purchaser’s Agent shall have received the following, in each case in form and substance satisfactory to them and their special counsel:

(i)            a copy of resolutions of the Board of Directors of the Issuer, certified by the Secretary or an Assistant Secretary of the Issuer as of the Effective Date, duly authorizing the issuance, sale and delivery of the Class A Note by the Issuer and the execution, delivery and performance by the Issuer of the Issuer Documents and any other Related Documents to which it is a party and any other documents executed by or on behalf of the Issuer in connection with the transactions contemplated hereby; and an incumbency certificate of the Issuer as to the person or persons executing and delivering each such document;

(ii)           a copy of resolutions of the Board of Directors of WLFC, certified by the Secretary or an Assistant Secretary of WLFC as of the Effective Date, duly authorizing the execution, delivery and performance by WLFC of the WLFC Documents

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and any other Related Documents to which it is a party and any other documents executed by or on behalf of WLFC in connection with the transactions contemplated hereby; and an incumbency certificate of WLFC as to the person or persons executing and delivering each such document; and

(iii)          such other documents and evidence with respect to WLFC, the Issuer and the Indenture Trustee as the Class A Note Purchaser may reasonably request in order to establish the corporate existence and good standing of each thereof; the proper taking of all appropriate corporate proceedings in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein; and

(r)            The Class A Note Purchaser shall receive on or before the Closing Date and each Transfer Date, as the case may be, evidence that UCC-1 financing statements and FAA recordations set forth in Section 2.03 of the Contribution and Sale Agreement have been filed in the appropriate filing offices, reflecting the interest of the Issuer and the Indenture Trustee in the Collateral;

(s)           [Reserved];

(t)            No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or government agency nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the performance of the Contribution and Sale Agreement, the Indenture, the other Related Documents or any of the other agreements or the transactions contemplated hereby;

(u)           [Reserved];

(v)           All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained by or from any Federal, state or other governmental authority or agency, or by or from any trustee or holder of any indebtedness or obligation of WLFC or the Issuer, or that are necessary or, in the opinion of the Class A Note Purchaser’s special counsel, advisable in connection with the transactions contemplated herein shall have been delivered to the Class A Note Purchaser.

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